Exhibit 16.1
                                                                    ------------

May 30, 2002

                                                   Arthur Andersen LLP
Office of the Chief Accountant                     1345 Avenue of the Americas
Securities and Exchange Commission                 New York NY 10105-0032
450 Fifth Street, N.W.
Washington, D.C. 20549                             www.arthurandersen.com


Dear Sir/Madam:

         The representations made in this letter are based solely on discussions with and representations from the engagement partner and manager of the audits of the financial statements of this registrant for the two most recent fiscal years. Those individuals are no longer with Arthur Andersen LLP. We have read
Item 4 included in the Form 8-K dated May 30, 2002 of Thackeray Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,

/s/ Arthur Andersen LLP
-----------------------

Arthur Andersen LLP



cc: Mr. Jules Ross, Vice President - Finance, Treasurer and Secretary
    Thackeray Corporation